     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 10, 2002
                                                           REGISTRATION NO. 333-

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-3
                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933

                                 ---------------

                                TECHNITROL, INC.
             (Exact name of registrant as specified in its charter)

          PENNSYLVANIA                                           23-1292472
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                              1210 NORTHBROOK DRIVE
                                    SUITE 385
                                TREVOSE, PA 19053
                                 (215) 355-2900

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 ---------------

                                  DREW A. MOYER
                       CORPORATE CONTROLLER AND SECRETARY
                              1210 NORTHBROOK DRIVE
                                    SUITE 385
                                TREVOSE, PA 19053

                                (215) 355-2900

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 ---------------

                                   Copies to:

   JOHN F. DOUGHERTY, JR., ESQUIRE                  BABAK YAGHMAIE, ESQUIRE
     ERIC D. SCHOENBORN, ESQUIRE                     ADAM M. DINOW, ESQUIRE
STRADLEY, RONON, STEVENS & YOUNG, LLP          WILSON SONSINI GOODRICH & ROSATI,
      2600 ONE COMMERCE SQUARE                      PROFESSIONAL CORPORATION
PHILADELPHIA, PENNSYLVANIA 19103-7098           12 EAST 49TH STREET, 30TH FLOOR
          (215) 564-8000(T)                         NEW YORK, NEW YORK 10017
          (215) 564-8120(F)                            (212) 999-5800(T)
                                                       (212) 999-5899(F)

                                ----------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement is declared effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] Registration No. 333-81286

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                                 PROPOSED           PROPOSED
                                               AMOUNT             MAXIMUM           MAXIMUM          AMOUNT OF
            TITLE OF CLASS OF                   TO BE         OFFERING PRICE       AGGREGATE        REGISTRATION
       SECURITIES TO BE REGISTERED           REGISTERED       PER SHARE(1)(2)  OFFERING PRICE(1)     FEE (2)(3)
       ---------------------------           ----------       ---------------  -----------------     ----------
Common Stock, $.125 par value per
share.............................            1,058,000           $22.93          $24,259,940          $2,232

  (1) Estimated solely for the purpose of determining the registration fee.
  (2) Pursuant to Rule 457(c), the average of the high and low prices per share of the Common Stock reported on the New York Stock Exchange on April 10, 2002 has been used to determine the registration fee.
  (3) Registrant filed a registration statement (Registration No. 333-81286) on January 24, 2002 with a Proposed Maximum Aggregate Offering Price of $175,500,000 and paid a filing fee of $16,146 pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended. On March 14, 2002, the

Registrant filed an amendment to such Registration Statement registering 5,290,000 shares of Common Stock resulting in a Proposed Maximum Aggregate Offering Price of $123,997,600 and applied $11,408 of the initial filing fee for payment of such filing fee which was calculated under Rule 457(c). Due to the initial overpayment, Registrant has a credit of $4,738 that it is applying to this filing fee and no further payment is being made in connection with this filing.

                                EXPLANATORY NOTE

         This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction IV of Form S-3, both promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-3 (Registration No. 333-81286) filed by Technitrol, Inc. with the Securities and Exchange Commission on January 24, 2002, as amended, which was declared effective on April 10, 2002, including the exhibits thereto and any prospectuses and prospectus supplements filed pursuant thereto in accordance with Rule 424 promulgated under said Securities Act, are hereby incorporated herein by reference. We are hereby filing this Registration Statement for the sole purpose of increasing the aggregate amount of common stock issuable by 1,058,000 shares.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Trevose, Commonwealth of Pennsylvania, on April 10, 2002.

                                        TECHNITROL, INC.

                                          By:    /s/ Drew A. Moyer
                                                 -------------------------------
                                                 Drew A. Moyer
                                                 Secretary


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name                                                 Title                                       Date
----                                                 -----                                       ----
                  *                         Chairman, President and                     April 10, 2002
------------------------------------        Chief Executive Officer
James M. Papada, III                        (Principal Executive Officer)



                  *                         Vice President - Finance                    April 10, 2002
------------------------------------        and Chief Financial Officer
Albert Thorp, III                           (Principal Financial Officer)


/s/ Drew A. Moyer                           Corporate Controller and                    April 10, 2002
------------------------------------        Secretary
Drew A. Moyer                               (Principal Accounting Officer)


                  *                         Director                                    April 10, 2002
------------------------------------
David H. Hofmann

                  *                         Director                                    April 10, 2002
------------------------------------
J. Barton Harrison

                  *                         Director                                    April 10, 2002
------------------------------------
Graham Humes

                  *                         Director                                    April 10, 2002
------------------------------------
Edward M. Mazze

                  *                         Director                                    April 10, 2002
------------------------------------
Stanley E. Basara

                  *                         Director                                    April 10, 2002
------------------------------------
John E. Burrows, Jr.

                  *                         Director                                    April 10, 2002
------------------------------------
Rajiv L. Gupta

                  *                         Director                                    April 10, 2002
------------------------------------
C. Mark Melliar-Smith

*By: /s/ Drew A. Moyer
    ---------------------------------
       Drew A. Moyer
       As Attorney-In-Fact

                                  EXHIBIT INDEX

EXHIBIT
NUMBER            EXHIBIT DESCRIPTION
------            -------------------
5                 Opinion of Stradley, Ronon, Stevens & Young LLP

23.1              Consent of KPMG LLP

23.2              Consent of Stradley, Ronon, Stevens & Young LLP (included in
                  Exhibit 5)

24 Power of Attorney (incorporated by reference to Exhibit 24.1 to the Company's Registration Statement on Form S-3 dated
                  January 24, 2002, File Number 333-81286).